UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 16, 2026

Astrotech Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34426	91-1273737
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1817 W. Braker Lane, Suite 400, Austin, Texas		78758
(Address of Principal Executive Offices)		(Zip Code)

(512) 485-9530

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ASTC	NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 16, 2026, the Board of Directors (the “Board”) of Astrotech Corporation (the “Company”) increased the size of the Board from six directors to seven directors and appointed Matthew Kreps to the Board to serve as a director until the Company’s 2026 annual meeting of stockholders and until his successor is duly elected and qualified or until his earlier death, resignation, or removal. As of the date of this filing, Mr. Kreps has not been appointed to any committees of the Board.

Matt Kreps, 49, is a financial and capital markets executive with more than 25 years of experience leading investor relations and equity capital markets programs for publicly traded companies and companies trading on the over-the-counter markets. Since November 2024, Mr. Kreps has served as Senior Vice President of Capital Markets and Investor Relations of HydroGraph Clean Power Inc. (CSE: HG; OTCQB: HGRAF). Additionally, since 2016, Mr. Kreps has served as Managing Director at Darrow Associates Investor Relations. Before joining Darrow Associates in 2016, Mr. Kreps held senior investor relations roles at Shelton Group from 2009 to 2016, Magnolia Investor Relations from 2007 to 2009, and Halliburton Investor Relations from 2001 to 2007. Mr. Kreps received his Executive MBA in Global Leadership from The University of Texas at Dallas and a Bachelor of Science in Mass Communications from Kansas State University.

The Company believes Mr. Kreps is qualified to serve as a director of the Company because of his extensive experience in capital markets, investor relations, corporate governance and shareholder engagement.

Mr. Kreps will receive the Company’s standard compensation for non-employee directors, which is described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on October 28, 2025. In connection with his appointment, the Board granted to Mr. Kreps of 2,150 shares of restricted stock under the Company’s 2021 Omnibus Equity Incentive Plan, vesting in equal installments on the first three anniversaries of the date of grant, subject to the terms and conditions of the applicable restricted stock award agreement. There are no arrangements or understandings between Mr. Kreps and any other person pursuant to which Mr. Kreps was named a director of the Company. Mr. Kreps does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

Item 7.01.         Regulation FD Disclosure.

On July 22, 2026, the Company issued a press release announcing the appointment of Mr. Kreps to the Board. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K (the “Current Report”).

The information set forth under Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such a filing.

Item 9.01.         Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated July 22, 2026, issued by Astrotech Corporation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 22, 2026	Astrotech Corporation

	By:	/s/ Thomas B. Pickens III
Name: Thomas B. Pickens III
Chief Executive Officer, Chief Technology Officer and Chairman of the Board (Principal Executive Officer and Principal Financial Officer)